Exhibit 99.1

PokerTek Receives NASDAQ Bid Price Notification

MATTHEWS, N.C.--(BUSINESS WIRE)--September 21, 2009--PokerTek, Inc., (NASDAQ: PTEK), today reported that it received a letter on September 15, 2009 from The NASDAQ Stock Market indicating that the closing bid price of its common stock had fallen below $1.00 for the 30 consecutive business days from August 5, 2009 to September 14, 2009, and therefore, the Company was not in compliance with NASDAQ Listing Rule 5550(a)(2) as of September 14, 2009.

NASDAQ provides an automatic 180 day grace period, through March 15, 2010, to regain compliance with the Bid Price Rule by maintaining a closing bid price of $1.00 per share for a minimum of ten consecutive business days. At that time, if the company has not regained compliance, it may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The NASDAQ Capital Market, or it may appeal to the NASDAQ Listing Qualifications panel, or it may file a plan to regain compliance.

Mark Roberson, PokerTek’s Acting Chief Executive Officer and Chief Financial Officer, commented, “Over the past four consecutive business days since receiving this notice, our share price has exceeded the $1.00 requirement. We are required by NASDAQ regulations to compile a minimum of ten consecutive business days above $1.00 to regain compliance. We cannot predict our stock price performance and will continue to monitor our compliance with the minimum closing bid requirements during our grace period.”

Roberson continued, “We have announced several actions over the past several months to strengthen our balance sheet and improve PokerTek’s finances, including: (1) we renewed our credit facility in July; (2) we announced an investment from ICP Electronics in August; (3) we closed a private placement transaction in September; (4) we converted $1.2 million of long term debt to common equity as announced last week; and (5) we have taken actions to reduce our expenses as we seek new market opportunities to drive growth as discussed in our last earnings call.”

About PokerTek:

PokerTek, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets products for the gaming and amusement industries. PokerTek developed PokerPro automated poker tables and related software applications to increase revenue, reduce expenses and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free. Heads-Up Challenge is a two-player table that allows bars and restaurant patrons to compete head-to-head in various games for amusement purposes, increases earnings for game operators and provides patrons unique and challenging on-site entertainment. Both products are installed worldwide. For more information, please visit the company's website at www.PokerTek.com or contact Tracy Egan at 704.849.0860 x106.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by gaming properties and other customers and the expected acceptance of the PokerPro systems by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures and general economic conditions, and our financial condition. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

CONTACT:
PokerTek, Inc.
Tracy Egan, 704-849-0860, ext. 106